SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  January 7, 1997


                                McMoRan Oil & Gas Co.


              Delaware               0-23870                72-1266477

          (State or other          (Commission            (IRS Employer
          jurisdiction of          File Number)           Identification
          incorporation or                                Number)
          organization)

                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000



          Item 5.   Other Events.
               ------------------
          The following news release was issued by McMoRan Oil & Gas Co. on January 7, 1997:


              NEW ORLEANS, LA., January 7, 1997 -- McMoRan  Oil  &  Gas Co.
          (NASDAQ:MOXY) today announced that it has discovered new reserves while drilling on its Vermilion Block 160 Field Unit. Eight gas sands have been logged in the Vermilion Block 159 AJ-3 discovery well totaling approximately 215 feet of net pay at depths ranging from approximately 13,500 feet to 15,500 feet. Seven of the eight gas sands represent new reserves to the field. Casing is currently being set and the well will continue drilling deeper through additional objectives until it reaches a total depth of approximately 16,600 feet. The discovery well is being drilled from the Vermilion Block 160 production platform to a bottom hole location on Vermilion Block 159 to the east and "updip" to the known reserves. The field is located in 90 feet of water in the offshore Gulf of Mexico approximately 155 miles west southwest of New Orleans, Louisiana.
               The Vermilion 160 Field Unit is comprised of portions of four leases (Vermilion Blocks 143, 144, 159 & 160) totaling 5,625 acres. In addition, the MOXY/MCN program and its partners own interests in or exploration rights to an additional 9,375 acres in the four block area, including the farmin of 3,125 acres on Vermilion Block 159. The MOXY/MCN program is a joint venture with MCN Corporation (NYSE:MCN).
               Previously, two wells were successfully drilled in the Vermilion Block 160 Field Unit and production began in April 1995. Current production approximates 15 million cubic feet of gas and 800 barrels of condensate per day. The MOXY/MCN program has an extensive 3-D seismic survey which includes the Vermilion 160 Field Unit and adjoining blocks. Further drilling is anticipated to develop the newly discovered reserves and to explore the Unit as well as outside of the Unit particularly on Vermilion Block 160 and the farmin acreage on Vermilion Block 159.
               MOXY is the operator of the Vermilion 160 Field Unit where the MOXY/MCN program currently owns a 40-percent working interest and an approximate 28-percent net revenue interest. MOXY has a 40-percent interest in the MOXY/MCN program. Other working interest partners in the Vermilion Block 160 Field Unit include The Louisiana Land and Exploration Company (NYSE:LLX), 25-
          percent; Continental Land & Fur Co., Inc., 15-percent; and others, 20-percent. The current working interests and revenue interests within the Unit are subject to re-determination subsequent to final development drilling.
               In Vermilion Block 160 outside of the Unit, the MOXY/MCN program owns a 53.3-percent working interest and an approximate 42.5-percent net revenue interest. The MOXY/MCN program's interest in Vermilion Blocks 160 and 143, including the portion of its interest in the Unit resulting from these two blocks, is subject to a 30-percent net profits interest.
               MOXY continues to generate prospects and evaluate farmin opportunities utilizing its geological and geophysical expertise through the use of 3-D seismic data and state of the art technology. MOXY may enter into other exploration joint ventures in connection with future opportunities that may become available.




                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Oil & Gas Co.


                                        By:   /s/ William J. Blackwell
                                             ------------------------------
                                             William J. Blackwell
                                                  Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  January 8, 1997